As filed with the Securities and Exchange Commission on March 11, 2005
Registration No. 333 - _____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(State or other jurisdiction (I.R.S. Employer Identification No.) of incorporation or organization)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of Principal Executive Offices)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Full title of the plan)

Robert P. Stiller
Green Mountain Coffee Roasters, Inc.
33 Coffee Lane
Waterbury, Vermont 05676
(Name and address of agent for service)

(802) 244-5621
(Telephone number, including area code, of agent for service)

Copy to:
H. Kenneth Merritt, Jr.
Merritt & Merritt & Moulton
Three Main Street, Suite 105
PO Box 5839
Burlington, VT   05402
(802) 658-7830

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock
(par value $0.10
per share)                 300,000                     $25.2105                 $75,631,150             $890.19

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional Shares that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purposes of calculating the amount of the registration fee. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Common Stock for March 8, 2005 as reported on the NASDAQ National Market.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-65321) for the Registrant's 1998 Employee Stock Purchase Plan (the "Plan") is effective. At the Registrant's 2004 Annual Meeting, the Registrant's Stockholders approved an amendment to the Plan increasing the number of shares issuable thereunder from 300,000 shares to 600,000 shares of the Registrant's Common Stock. Pursuant to General Instruction E, the Registrant incorporates by reference the information contained in the above referenced Registration Statement on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Waterbury, State of Vermont, on March 10, 2005.

                                                            GREEN MOUNTAIN COFFEE ROASTERS, INC.

                                                                By:_/s/ Robert P. Stiller
                                                                 Robert P. Stiller
                                                                 Chairman of the Board of Directors,
                                                                 President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Green Mountain Coffee Roasters, Inc., hereby severally constitute and appoint Robert P. Stiller and Frances G. Rathke and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Green Mountain Coffee Roasters, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
_/s/ Robert P. Stiller ROBERT P. STILLER	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	March 10, 2005

_/s/_Frances G. Rathke FRANCES G. RATHKE	Chief Financial Officer, Treasurer, Secretary (Principal Financial and Accounting Officer)	March 10, 2005

/s/ Kathryn S. Brooks KATHRYN S. BROOKS	Vice President of Human Resources and Organizational Development and Director	March 10, 2005

_/s/ Barbara Carlini BARBARA CARLINI	Director	March 10, 2005

_/s/ William D. Davis WILLIAM D. DAVIS	Director	March 10, 2005

_/s/ Jules A. del Vecchio JULES A. DEL VECCHIO	Director	March 10, 2005

_/s/ Hinda Miller HINDA MILLER	Director	March 10, 2005

_/s/ David E. Moran DAVID E. MORAN	Director	March 10, 2005

EXHIBIT INDEX

Exhibit No.        Description

5                     Opinion of Merritt & Merritt & Moulton

23.1                 Consent of Merritt & Merritt & Moulton (contained in Exhibit 5)

23.2                 Consent of PricewaterhouseCoopers LLP

24                     Powers of Attorney (included on the signature page of this Registration Statement)

99.1                 Green Mountain Coffee Roasters, Inc. 1998 Employee Stock Purchase Plan, as amended